EXHIBIT 99.1
TO FORM 10-Q OF
SEA PINES ASSOCIATES, INC.

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
SAFE HARBOR COMPLIANCE STATEMENT
FOR FORWARD-LOOKING STATEMENTS

     In passing the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), 15 U.S.C.A. Sections 77z-2 and 78u-5 (Supp. 1996), Congress encouraged public companies to make “forward-looking statements” by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. Sea Pines Associates, Inc. (“Sea Pines” or the “Company”) intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

     Statements contained in this report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of Sea Pines. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward-Looking Statements (the “Safe Harbor Statement”) to reflect future developments. In addition, Sea Pines undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

     Sea Pines provides the following risk factor disclosures in connection with its continuing effort to qualify its written and oral forward-looking statements for the safe harbor protection of the Reform Act and other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the disclosures contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003 and the quarterly report on Form 100-Q to which this statement is appended as an exhibit and also include the following:

     Risks Related to Resort Operations. The risks associated with the Company’s resort operations include the intense competition among local, regional and national resorts, the dependence upon Sea Pines and Hilton Head continuing to be considered as prime destination resort areas, the seasonality of the resort business, economic or other conditions which may adversely affect tourism, vacation resorts or the vacation or retirement home industries, generally, the impact of the 2001 terrorist attacks on the travel and resort industry and the Company, the possibility of additional terrorist attacks, adverse weather conditions including the consequences of a hurricane, the possibility of oil or hazardous waste spills offshore, the impact of increased fuel or other transportation costs on travel, adverse changes in applicable

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environmental regulation and the possible loss of the Company’s national golf tournament. There can be no assurance that the Company will be able to compete successfully in the future with existing and future competitors, or that the Company and Hilton Head Island will be able to continue to attract the level of resort business the Company has experienced in the past.

     Risks Related to Real Estate Brokerage Operations. Risks associated with the Company’s real estate brokerage operations include general reductions in resort visitors, rising interest rates, other economic conditions which may adversely affect real estate sales in general or vacation or second-home sales in particular, competition from other real estate brokerage firms and the loss of key brokers or sales executives.

     Risks Related to Litigation and Other Factors. Other factors which could affect the Company’s operations include the risk of adverse outcomes on litigation, the availability of adequate capital to finance possible future capital improvements and repairs, and the loss of key members of management.

     Risk Related to the Proposed Merger. Risks associated with the proposed merger include failure to satisfy various closing conditions to the proposed transaction, and other factors which could prevent the closing of the proposed transaction.

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